Exhibit 10.10


                           FORM OF
                SALARY CONTINUATION AGREEMENT
                    (Retirement or Death)


     This Agreement is entered into as of July 16, 1998
between NS Group, Inc., a   corporation having its corporate
office in Newport, Kentucky (herein called the "Company"), and __________________, herein called the "Employee").

                         WITNESSETH:

          WHEREAS, Employee is employed by the Company in
the capacity of   ___________________ of ________________and
by reason thereof, has acquired   experience and knowledge
of considerable value to the Company; and

     WHEREAS, the Company wishes to offer an inducement to
Employee to remain in its employ by compensating him beyond
his regular salary for services which he had   rendered or
will hereafter render; and

     WHEREAS, Employee is willing to continue in the employ of the Company until his retirement, or until it is mutually agreed by both the Company and the Employee, that his services are no longer necessary.

     NOW THEREFORE, it is mutually agreed as follows:

     (1) As of the date of this Agreement, Employee is employed by the Company in the capacity of ________________ of ______________, and Employee hereby agrees to continue such employment upon the terms and conditions set forth in this Agreement. Employee is an "at will" employee of the Company and this Agreement does not impose any obligation for the employment relationship to continue for a specified period of time.

     (2) As compensation for his services, the Company hereby agrees to pay Employee and Employee hereby agrees to accept from the Company, a yearly salary to be determined by the Board of Directors of the Company.

     (3) In the event that Employee remains in the continuous employ of the Company to his sixty-second (62) birthday, he shall retire from active employment on that date, unless by action of the Board of Directors of the Company, his period of active employment shall be shortened or extended.

     (4) Upon Employee's retirement from Company as specified in paragraph (3) above, commencing with the first day of the month following the date of such retirement, the Company shall pay Employee Amount $__________ per month for life. In the event that the Employee dies after his retirement from the Company as specified in paragraph (3) above, but prior to the date that one hundred twenty (120) monthly payments have been made by the Company, the Company
shall continue such monthly payments of $_________   to
Employee's spouse or such other person as Employee has designated (the "Designee"), until all the one hundred twenty (120) monthly payments have been made by the Company.


     (5)  In the event Employee dies while in the active
employ of the Company, the  Company shall pay to Employee's
spouse or Designee, one hundred twenty (120) monthly
payments of Amount $    .  Such payments shall commence on
the first day of the month following Employee's death.

     (6) This Agreement, together with all of the rights and obligations created hereunder, shall terminate in the event that Employee's employment with the Company ceases for any reason other than: (a) retirement in accordance with paragraph (3) above; or (b) death prior to reaching age 62 (or any other age specified by the Board of Directors of the Company pursuant to paragraph (3) above).

     (7) Employee agrees that, without the written consent of the Board of Directors of the Company, he will not, during the term of his employment with the Company or any business entity controlling, controlled by or under common control with the Company (an "Affiliate"), directly or indirectly engage in any activity, or in any manner be connected with or employed by any person, firm, corporation, or any other entity, in competition with the Company or any Affiliate. Employee also agrees that during the term of his employment with the Company or any Affiliate, he will not call upon, solicit, divert, or take away or attempt to solicit, divert, or take away any of the customers or employees of the Company or any Affiliate. Employee also agrees that this restriction against competition and solicitation will also remain in effect for the later of five (5) years after his employment with the Company ends, or for as long as the monthly payments to him are made by the Company pursuant to paragraph (4) of this Agreement. Employee further agrees that he will not, during the term of his employment with the Company or any Affiliate and for a period of five (5) years thereafter, disclose to anyone not legally entitled thereto any confidential or proprietary information or trade secrets relating to the business of the Company.

     (8) Employee agrees that, if he breaches any covenant of paragraph (7) above, no further payments shall be due or payable by the Company hereunder either to Employee or to Employee's spouse or Designee and the Company shall have no further liability or obligation hereunder.

     (9) The benefits provided hereunder shall be in addition to Employee's annual salary, as determined by the Board of Directors of the Company and shall not affect the right of the Employee to participate in any current or future Company retirement plan or in any supplemental compensation arrangement which constitutes a part of the Company's regular compensation structure. Upon Employee's termination of employment, his annual base salary and other benefits shall cease upon commencement of the benefits provided hereunder, except as required by applicable law.

     (10) It is agreed that neither Employee nor Employee's spouse or Designee shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be non-transferable. In the event that Employee or Employee's spouse or Designee takes any action or agrees to take any action in violation of paragraph (10), the Company shall have no further liability or obligation hereunder.

     (11) If the Company acquires an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood by Employee and agreed to by him, that neither Employee nor Employee's spouse or Designee shall have any right with respect to or claim against, such policy or asset, except as expressly provided by the terms of such policy or in the title to such asset. Such policy or asset: (a) shall not be deemed to be held under any trust for the benefit of Employee or Employee's spouse or Designee; (b) shall not be held in any way as collateral security for the fulfillment of the obligations of the Company under this Agreement, except as may be expressly provided by the terms of such policy or title to such asset; and (c) shall be, and remain, a general unpledged, unrestricted asset of the Company.

     (12) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns and other legal representatives. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the Company, each of the Company's Affiliates, Employee, Employee's spouse or any Designee, and their respective successors, permitted assigns and other legal representatives.

     (13) This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     (14) This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but both of which taken together shall constitute one and the same instrument.

     (15) Whenever the singular number is used herein it shall include the plural if the context so requires and reference to the masculine gender herein shall be deemed to refer to all genders.

     (16) The Company, or any successor thereto, may not amend or terminate this Agreement at any time, without the written consent of the Employee.

     (17) The Company shall use its best efforts to cause this Agreement to be assumed by any successor to the Company by virtue of a sale of substantially all of its assets or otherwise.

     (18) This Agreement shall supersede any previous agreement between Employee and the Company with regard to salary continuation benefits.


     IN WITNESS WHEREOF, Employee and the Company, by its
duly authorized officer, have executed this Agreement as of
_____________.


  Attest:                NS GROUP, INC.

                         By:
  Witness
                         Title:


                         EMPLOYEE


Witness



               SCHEDULE OF DOCUMENTS OMITTED

  The following agreements are substantially identical to the Form of Salary Continuation Agreement shown here, except for the identity of the employees and the amount of the monthly benefit. These documents are not filed as separate documents in accordance with Exchange Act rule 12b-31.

  Employee                 Monthly Benefit

  Clifford R. Borland       $16,406
  Paul C. Borland, Jr.        9,000
  Ronald R. Noel              8,333
  John R. Parker              7,438